Exhibit 5.1

767 Fifth Avenue

New York, NY 10153-0119

+1 212 310 8000 tel

+1 212 310 8007 fax

October 9, 2012

Block Financial LLC

H&R Block, Inc.

One H&R Block Way

Kansas City, Missouri 64105

Ladies and Gentlemen:

We have acted as counsel to Block Financial LLC, a Delaware limited liability company (the “Issuer”), and H&R Block, Inc., a Missouri corporation (the “Guarantor”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 to be filed on the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer, issuance and sale from time to time of an indeterminate number of debt securities of the Issuer (the “Debt Securities”). The Debt Securities will be unconditionally guaranteed by the Guarantor pursuant to guarantees contained in the Indenture (as defined below) (the “Guarantees” and, together with the Debt Securities, the “Securities”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Certificate of Formation of the Issuer; (ii) the First Amended and Restated Operating Agreement of the Issuer; (iii) the Registration Statement; (iv) the prospectus contained within the Registration Statement; (v) the Indenture, dated as of October 20, 1997, among Block Financial Corporation, as predecessor to the Issuer, the Guarantor and Bankers Trust Company, as trustee, (the “Base Indenture”); (vi) the First Supplemental Indenture, dated as of April 18, 2000, among Block Financial Corporation, as predecessor to the Issuer, the Guarantor and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee (the “Supplemental Indenture,” and, together with the Base Indenture, the “Indenture”) and (vii) such corporate and limited liability company records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Issuer and the Guarantor, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Issuer and the Guarantor.

October 9, 2012

Based on and subject to the foregoing and assuming that: (i) the underwriters and applicable trustee, when appointed, and the Guarantor will be duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and will have the requisite corporate power to enter into and perform their respective obligations related to the offering of Securities and under the underwriting or similar agreement, Indenture and any supplemental indenture relating to the Securities; (ii) all limited liability company action or corporate action required to be taken by the Issuer, the Guarantor, underwriters and trustee to duly authorize each proposed issuance of Securities and to execute, deliver and perform each of the operative documents related to the offering of the Securities contemplated herein will have been completed; (iii) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case at the time the Securities are offered or issued as contemplated in the Registration Statement; (iv) the Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the applicable prospectus supplement and the applicable definitive underwriting or similar agreement; (v) the Indenture and any supplemental indenture thereto will have been qualified under the Trust Indenture Act of 1939, as amended; (vi) any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority will have been issued; (vii) the terms of any Securities and their issuance and sale will have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Issuer or the Guarantor, and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Issuer or Guarantor; and (viii) a definitive underwriting or similar agreement and any other necessary agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Issuer and the other party or parties thereto, we advise you that in our opinion:

1. Assuming that the issuance and terms of any Debt Securities and the terms of the offering thereof have been duly authorized, when: (i) the terms of such Debt Securities to be issued under the Indenture and any applicable supplemental indenture or officers’ certificate and the terms of their issuance and sale have been duly established in conformity with such Indenture and such supplemental indenture or officers’ certificate; (ii) such Indenture and such supplemental indenture or officers’ certificate have been duly authorized, executed and delivered; (iii) the Indenture and supplemental indentures constitute legal, valid and binding obligations of the Trustee, enforceable against it in accordance with their terms; and (iv) such Debt Securities have been duly executed and authenticated in accordance with the Indenture and any applicable supplemental indenture or officers’ certificate and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any applicable underwriting or similar agreement approved by the Issuer’s manager, then such Debt Securities will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.

October 9, 2012

2. Assuming that the issuance and terms of the Securities and the terms of the offering thereof have been duly authorized, when: (i) the terms of such Securities to be issued under the Indenture and any applicable supplemental indenture or officers’ certificate and the terms of their issuance and sale have been duly established in conformity with such Indenture and such supplemental indenture or officers’ certificate; (ii) such Indenture and such supplemental indenture or officers’ certificate have been duly authorized, executed and delivered; (iii) the Indenture and supplemental indentures constitute legal, valid and binding obligations of the Trustee, enforceable against it in accordance with their terms; and (iv) such Securities have been duly executed and authenticated in accordance with the Indenture and any applicable supplemental indenture or officers’ certificate and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any applicable underwriting or similar agreement approved by the Guarantor’s board of directors, then such Guarantees will constitute valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms.

The opinions expressed above with respect to the Debt Securities and the Guarantees are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

The opinions expressed herein are limited to the laws of the State of New York and the limited liability company and corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP